Exhibit 16.1

September 26, 2022

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	CN ENERGY GROUP. INC.
CIK Number: 1780785

Dear Sir or Madam:

We have read Form 6-K dated September 26, 2022 of CN ENERGY GROUP. INC. (the “Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 6-K.

/s/ Friedman LLP

New York, New York